Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Starbucks Corporation ("Starbucks") on Form 10-Q for the fiscal quarter ended December 31, 2017, as filed with the Securities and Exchange Commission on January 31, 2018 (the "Report"), Kevin R. Johnson, president and chief executive officer, and Scott Maw, executive vice president, chief financial officer of Starbucks, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Starbucks.

January 31, 2018

/s/ Kevin R. Johnson
Kevin R. Johnson
president and chief executive officer

January 31, 2018

/s/ Scott Maw
Scott Maw
executive vice president, chief financial officer